Exhibit 99.1

                       The Bon-Ton Stores, Inc. Announces
        Second Quarter Fiscal 2006 Results; Net Loss of $1.20 Per Share
              Reported; Company Reaffirms Guidance for Fiscal 2006


    YORK, Pa.--(BUSINESS WIRE)--Aug. 24, 2006--The Bon-Ton Stores, Inc. (NASDAQ: BONT) today reported results for the second quarter of fiscal 2006 ended July 29, 2006. As previously reported, the Company acquired the Northern Department Store Group ("Carson's") from Saks Incorporated in the first quarter of fiscal 2006.

    Income

    The Company reported a net loss of $19.8 million, or $1.20 per share, for the second quarter of fiscal 2006, compared to a net loss of $1.4 million, or $0.09 per share, in the second quarter of fiscal 2005. The second quarter of fiscal 2005 included an after-tax charge of $0.04 per share associated with the sale of its proprietary credit card operations. The Company reported a net loss of $30.6 million, or $1.87 per share, for the twenty-six weeks ended July 29, 2006, compared to a net loss of $5.9 million, or $0.36 per share, for the comparable period last year.

    Sales

    Total sales for the second quarter of fiscal 2006 increased 172% to $746.8 million, as compared to $274.3 million for the same period last year. Sales in the second quarter of fiscal 2006 include $464.7 million from the Carson's stores. Bon-Ton comparable stores sales increased 4.6%.
    Total year-to-date sales increased 144% to $1,308.5 million compared to $536.9 million for the same period last year. Sales year-to-date include $775.9 million from the Carson's stores for the period March 5, 2006 through July 29, 2006. Year-to-date Bon-Ton comparable store sales increased 1.0%.
    Carson's sales are not included in the Company's reported comparable store sales; therefore, the following is provided for informational purposes only. Carson's comparable store sales for the thirteen weeks ended July 29, 2006 increased 2.6% and, for the period March 5, 2006 through July 29, 2006, increased 2.1%. For Carson's and Bon-Ton combined, comparable store sales for the thirteen weeks ended July 29, 2006 increased 3.4%.

    Other Income

    Other income increased $18.2 million in the second quarter of fiscal 2006, as compared to the same prior year period, primarily due to program revenue received in the second quarter of fiscal 2006 under the Credit Card Program Agreement with HSBC Bank Nevada, N.A. For the twenty-six weeks ended July 29, 2006, other income increased $30.8 million as compared to the same prior year period, primarily due to the program revenue received under the Credit Card Program Agreement. In the prior year, credit card revenues were reflected as an offset to selling, general and administrative expenses.

    Gross Margin

    In the second quarter of fiscal 2006, gross margin dollars increased $160.5 million compared to the prior year period. The gross margin rate decreased 1.6 percentage points, to 34.9% of net sales, as compared to 36.6% reported in the prior year period, primarily due to the liquidation of non-go-forward merchandise in the Bon-Ton stores. Year-to-date gross margin dollars increased $275.6 million, as compared to the same prior year period. The year-to-date gross margin rate decreased 0.4 percentage point to 36.0% of net sales, as compared to 36.4% reported in the prior year period.

    Selling, General and Administrative Expenses

    Selling, general and administrative ("SG&A") expenses in the second quarter of fiscal 2006 increased $164.9 million. The SG&A expense rate increased 0.5 percentage point, to 34.6% of net sales, compared to 34.1% for the same period last year. Integration expenses in the second quarter of fiscal 2006, net of cost savings, approximated $3.3 million and included a charge of $0.9 million for severance. Year-to-date SG&A expenses increased $270.1 million, as compared to the same prior year period. The year-to-date SG&A expense rate was even with last year at 35.0% of net sales. Year-to-date Integration expenses, net of cost savings, approximated $7.4 million.

    EBITDA

    EBITDA, defined as net income (loss) before interest, income taxes, depreciation and amortization, increased $13.8 million in the second quarter of fiscal 2006, to $22.5 million, from $8.7 million in the second quarter of fiscal 2005. Year-to-date EBITDA increased $36.4 million to $47.7 million, from $11.3 million in the prior year period. EBITDA is not a measure recognized under generally accepted accounting principles - see Note 1 below.

    Depreciation and Amortization

    Depreciation and amortization expense in the second quarter of fiscal 2006 increased $20.3 million compared to the prior year period. Depreciation and amortization in the second quarter of fiscal 2006 reflects the impact of preliminary purchase accounting for the acquired Carson's operations. Year-to-date depreciation and amortization expense increased $33.1 million, as compared to the same prior year period.

    Interest

    Interest expense, net, in the second quarter of fiscal 2006 increased $23.7 million, as compared to the same prior year period. Year-to-date interest expense, net, increased $44.2 million, as compared to the same prior year period. In the first quarter of fiscal 2006, the Company recorded a charge of $6.8 million reflecting the write-off of fees associated with a bridge facility and the early payoff of the Company's previous debt.

    Comments

    Keith E. Plowman, Executive Vice President and Chief Financial Officer, commented, "The results of the second quarter of fiscal 2006 reflect the continuation of the integration process. Our balance sheet is strong with inventory levels slightly under plan, excess borrowing capacity of $248 million and capital spending tracking to planned levels."
    Mr. Plowman continued, "The integration of Bon-Ton and Carson's is moving forward. We continue to make significant progress in all areas of the business, as we work to position our combined company to benefit from more efficient operations in fiscal 2007." Mr. Plowman noted that during the second quarter the Company:

    -- liquidated a significant portion of the non-go-forward merchandise in the Bon-Ton stores, at a slightly faster rate than expected;

    -- began the receipt of the common merchandise assortment, including private brands, in the Bon-Ton stores;

    -- trained Bon-Ton associates on the new assortment, particularly private brand merchandise, to permit them to educate customers on the value and quality of the offerings;

    -- began the common marketing/advertising calendar with the semi-annual home sale;

    --  controlled integration expenses to plan; and

    -- prepared for Phase I of the systems integration, including acceleration of certain back-office functions that had been slated for Phase II.

    Mr. Plowman added, "We reaffirm our guidance of earnings per share for fiscal 2006 of $2.15 to $2.35 and EBITDA in the range of $270 to $280 million. Our guidance for fiscal 2006 reflects preliminary purchase accounting for the Carson's acquisition, which is subject to future revision. Such revisions could have a material impact upon our earnings per share guidance."
    The Company's quarterly conference call to discuss the second quarter fiscal 2006 will be broadcast live at 10:00 a.m. Eastern time. To access the call, please visit the investor relations section of the Company's website at www.bonton.com/investor/home.asp. An online archive of the broadcast will be available within two hours after the conclusion of the call. You may also participate by calling 800-811-0667 at 9:55 a.m. Eastern time. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Thursday, September 7, 2006. The number to call for the taped replay is 888-203-1112 and the conference PIN is 6928409.

    The Bon-Ton Stores, Inc. operates 271 department stores and seven furniture stores in 23 states in the Northeast, Midwest and Great Plains under the Bon-Ton, Bergner's, Boston Store, Elder-Beerman, Carson Pirie Scott, Herberger's and Younkers nameplates. The stores offer a broad assortment of brand-name fashion apparel and accessories for women, men and children, as well as cosmetics, home furnishings and other goods. For further information, please visit the investor relations section of the Company's website at www.bonton.com/investor/home.asp.

    Statements made in this press release, other than statements of historical information, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally, additional competition from existing and new competitors, uncertainties associated with opening new stores or expanding or remodeling existing stores, risks related to the Company's integration of the business and operations comprising Carson's, the ability to attract and retain qualified management, the dependence upon key vendor relationships and the ability to obtain financing for working capital, capital expenditures and general corporate purposes. Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail in the Company's periodic reports filed with the Securities and Exchange Commission.
    Note 1: As used in this release, EBITDA is defined as net income
(loss) before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"). However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and believe that it is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a company's ability to service or incur debt. In addition, our management uses EBITDA internally to compare the profitability of our stores. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. EBITDA is not intended to represent, and should not be considered to be a more meaningful measure than, or alternative to, measures of operating performance as determined in accordance with GAAP. A reconciliation of net income to EBITDA is provided in the financial schedules accompanying this release.



               THE BON-TON STORES, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS


(In thousands except share and per share data)   July 29,  January 28,
(Unaudited)                                        2006        2006
----------------------------------------------------------------------
Assets
Current assets:
 Cash and cash equivalents                     $   19,612  $    9,771
 Merchandise inventories                          675,153     284,584
 Prepaid expenses and other current assets         84,939      28,412
 Deferred income taxes                              9,480       7,126
----------------------------------------------------------------------
  Total current assets                            789,184     329,893
----------------------------------------------------------------------
Property, fixtures and equipment at cost, net
 of accumulated depreciation and amortization
 of $261,807 and $216,740 at July 29, 2006 and
 January 28, 2006, respectively                   913,946     167,679
Deferred income taxes                              54,005      38,715
Goodwill                                          114,303       2,965
Intangible assets, net of accumulated
 amortization of $7,796 and $5,776 at July 29,
 2006 and January 28, 2006, respectively           85,759       5,013
Other long-term assets                             36,665       9,340
----------------------------------------------------------------------
  Total assets                                 $1,993,862  $  553,605
----------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable                              $  205,612  $   87,318
 Accrued payroll and benefits                      55,601      18,986
 Accrued expenses                                 169,948      52,692
 Current maturities of long-term debt               5,563         961
 Current maturities of obligations under
  capital leases                                    1,249          74
 Income taxes payable                               3,805      19,005
----------------------------------------------------------------------
  Total current liabilities                       441,778     179,036
----------------------------------------------------------------------
Long-term debt, less current maturities         1,144,710      42,491
Obligations under capital leases, less current
 maturities                                        71,230          24
Other long-term liabilities                        72,478      39,960
----------------------------------------------------------------------
  Total liabilities                             1,730,196     261,511
----------------------------------------------------------------------
Shareholders' equity:
 Preferred Stock - authorized 5,000,000 shares
  at $0.01 par value; no shares issued                  -           -
 Common Stock - authorized 40,000,000 shares
  at $0.01 par value; issued shares of
  14,413,559 and 14,195,664 at July 29, 2006
  and January 28, 2006, respectively                  138         142
 Class A Common Stock - authorized 20,000,000
  shares at $0.01 par value; issued and
  outstanding shares of 2,951,490 at July 29,
  2006 and January 28, 2006                            30          30
 Treasury stock, at cost - 337,800 shares at
  July 29, 2006 and January 28, 2006               (1,387)     (1,387)
 Additional paid-in-capital                       126,423     129,614
 Deferred compensation                                  -      (6,663)
 Accumulated other comprehensive loss                (442)         (5)
 Retained earnings                                138,904     170,363
----------------------------------------------------------------------
  Total shareholders' equity                      263,666     292,094
----------------------------------------------------------------------
  Total liabilities and shareholders' equity   $1,993,862  $  553,605
----------------------------------------------------------------------




               THE BON-TON STORES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                           THIRTEEN                 TWENTY-SIX
                          WEEKS ENDED               WEEKS ENDED
                   ---------------------------------------------------
(In thousands
 except share and
 per share data)     July 29,     July 30,     July 29,     July 30,
(Unaudited)            2006         2005         2006         2005
----------------------------------------------------------------------

Net sales          $   746,772  $   274,346  $ 1,308,546  $   536,879
Other income            19,974        1,814       34,787        3,972
----------------------------------------------------------------------
                       766,746      276,160    1,343,333      540,851
----------------------------------------------------------------------

Costs and expenses:
 Costs of
  merchandise sold     485,933      174,048      837,513      341,463
 Selling, general
  and
  administrative       258,361       93,425      458,141      188,089
 Depreciation and
  amortization          27,869        7,584       47,085       14,017
----------------------------------------------------------------------
(Loss) income from
 operations             (5,417)       1,103          594       (2,718)
Interest expense,
 net                    27,285        3,600       51,153        6,906
----------------------------------------------------------------------

Loss before income
 taxes                 (32,702)      (2,497)     (50,559)      (9,624)
Income tax benefit     (12,927)      (1,052)     (19,949)      (3,767)
----------------------------------------------------------------------

Net loss           $   (19,775) $    (1,445) $   (30,610) $    (5,857)
----------------------------------------------------------------------

Per share amounts-
 Basic:
  Net loss         $     (1.20) $     (0.09) $     (1.87) $     (0.36)
----------------------------------------------------------------------

 Basic weighted
  average shares
  outstanding       16,430,971   16,186,097   16,410,467   16,154,326

 Diluted:
  Net loss         $     (1.20) $     (0.09) $     (1.87) $     (0.36)
----------------------------------------------------------------------

 Diluted weighted
  average shares
  outstanding       16,430,971   16,186,097   16,410,467   16,154,326



Other financial
 data:
EBITDA (1)         $    22,452  $     8,687  $    47,679  $    11,299


(1) EBITDA Reconciliation


The following table reconciles net income to EBITDA for the periods indicated:

                                      THIRTEEN          TWENTY-SIX
                                    WEEKS ENDED        WEEKS ENDED
                                 -------------------------------------
(In thousands)                   July 29,  July 30, July 29,  July 30,
(Unaudited)                        2006      2005     2006      2005
----------------------------------------------------------------------

Net loss                         $(19,775) $(1,445) $(30,610) $(5,857)
Adjustments:
 Income taxes                     (12,927)  (1,052)  (19,949)  (3,767)
 Interest expense, net             27,285    3,600    51,153    6,906
 Depreciation and amortization     27,869    7,584    47,085   14,017
----------------------------------------------------------------------

EBITDA                           $ 22,452  $ 8,687  $ 47,679  $11,299
----------------------------------------------------------------------




    CONTACT: The Bon-Ton Stores, Inc.
             Mary Kerr, 717-751-3071